UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 6, 2021
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Better Choice Company Inc.
(Exact name of Registrant as Specified in its Charter)
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Delaware	333-161943	26-2754069
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12400 Race Track Road
Tampa, Florida 33626
(Address of Principal Executive Offices) (Zip Code)
_______________________________________________
(Registrant's Telephone Number, Including Area Code): (646) 846-4280
N/A
(Former name or former address, if changed since last report.)
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On January 6, 2020, Halo, Purely for Pets, Inc. (“Halo”), a wholly-owned subsidiary of Better Choice Company Inc. (the “Company”), entered into a long-term credit facility with Old Plank Trail Community Bank, N.A., a Wintrust community bank (“Lender”) consisting of a $6,00,000 term loan and a revolving line of credit in the aggregate amount of $6,000,000.00 (the “Wintrust Facility”), pursuant to that certain Loan and Security Agreement (the “Loan Agreement”), dated as of January 6, 2021, by and between Halo and Lender. The Wintrust Facility is also evidenced by that certain Revolving Note, dated as of January 6, 2021 (the “Revolving Note”) and that certain Term Note A, dated as of January 6, 2021 (the “Term Note”), each issued by Halo in favor of Lender. The proceeds of the Wintrust Facility will be used (i) to repay all principal, interest and fees outstanding under the Company’s existing revolving credit facility and term loan and (ii) for general corporate purposes.

The revolving line of credit portion and the term loan portion of the Wintrust Facility each matures on January 6, 2024 and bears interest at a variable rate of LIBOR plus 250 basis points, with an interest rate floor of 2.50% per annum. Accrued interest on the Wintrust Facility is payable monthly commencing on February 1, 2021. The Loan Agreement, Revolving Note and Term Note provide for customary financial covenants and customary events of default, including, among others, those relating to failure to make payment, bankruptcy, breaches of representations and material adverse effects. Halo may prepay the principal of the Wintrust Facility at any time without incurring any prepayment charges.

The Wintrust Facility is secured by a general guaranty and security interest on the assets, including the intellectual property, of the Company and its subsidiaries, TruPet LLC, a Delaware limited liability company (“TruPet”) and Bona Vida, Inc., a Delaware corporation (“Bona Vida”) pursuant to (i) that certain Guaranty and Security Agreement, dated January 6, 2021, made by the Company, TruPet LLC, and Bona Vida in favor of Lender (the “Guaranty and Security Agreement”) and (ii) that certain Intellectual Property Security Agreement, dated as of January 6, 2021, executed and delivered by the Company, TruPet and Bona Vida in favor of Lender. The Company has also pledged all of the capital stock of Halo held by the Company as additional collateral for the Wintrust Facility pursuant to that certain Stock Pledge Agreement, dated as of January 6, 2021, executed and delivered by the Company in favor of Lender (the “Intellectual Property Security Agreement”). Furthermore, the Wintrust Facility is supported by a collateral pledge by John M. Word, III, a member of the Company’s board of directors (“Word”), pursuant to that certain Collateral Pledge Agreement, dated as of January 6, 2021 executed and delivered by Word in favor of Lender (the “Collateral Pledge Agreement”).

The foregoing description of the Wintrust Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, the Revolving Note, the Term Note, the Guaranty and Security Agreement, the Intellectual Property Security Agreement, the Stock Pledge Agreement and the Collateral Pledge Agreement attached to this Form 8-K as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7, respectively, and incorporated herein by reference.
Item 2.03    Creation of a Direct Financial Obligation or and Obligation under an Off Balance Sheet Arrangement of the Registrant

The disclosure in Item 1.01 and Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 of this report are incorporated herein by reference.
Item 1.01    Other Events

On January 11, 2021, the Company announced the closing of the Wintrust Facility. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01.    Financial Statements and Exhibits
(d)Exhibits.

Exhibits	Description

10.1	Loan and Security Agreement, dated as of January 6, 2021, by and between Old Plank Trail Community Bank, N.A. ("Lender") and Halo, Purely for Pets, Inc., a Delaware corporation ("Halo")
10.2	Revolving Promissory Note, dated as of January 6, 2021, issued by Halo in favor of Lender
10.3	Term Note A, dated as of January 6, 2021, issued by Halo in favor of Lender
10.4
Guaranty and Security Agreement, dated as of January 6, 2021, made by Better Choice Company Inc. (the "Company"), TruPet LLC, a Delaware limited liability company ("TruPet") and Bona Vida, Inc., a Delaware corporation ("Bona Vida"), in favor of Lender

10.5	Intellectual Property Security Agreement, dated as of January 6, 2021, executed and delivered by the Company, TruPet and Bona Vida in favor of Lender
10.6	Stock Pledge Agreement, dated as of January 6, 2021, executed and delivered by the Company in favor of Lender
10.7	Collateral Pledge Agreement, dated as of January 6, 2021, executed and delivered by John M. Word, III in favor of Lender
99.1	Press release dated January 11, 2021

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Better Choice Company Inc.

	By:	/s/ Scott Lerner
	Name:	Scott Lerner
	Title:	Chief Executive Officer

January 11, 2021
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